EXHIBIT 21.1
                             SUBSIDIARIES OF HANDEX


Handex Corporation has the following subsidiaries, all of which are incorporated in the State of Delaware, except New Horizons Franchising, Inc., which is a California corporation.

          1.   Handex of New Jersey, Inc.
          2.   Handex of Maryland, Inc.
          3.   Handex of Florida, Inc.
          4.   Handex of New England, Inc.
          5.   Handex Environmental Management, Inc.
          6.   Handex of the Carolinas, Inc.
          7.   Handex of Illinois, Inc.
          8.   Handex of Ohio, Inc.
          9.   Handex of Colorado, Inc.
          10.  Handex Environmental, Inc.
          11.  Handex of Pennsylvania, LLC
          12.  New Horizons Computer Learning Centers, Inc.
          13.  New Horizons Education Corporation
          14.  New Horizons Franchising, Inc.
          15.  New Horizons Computer Learning Center of Chicago, Inc.
          16.  New Horizons Computer Learning Center of Metropolitan
                 New York, Inc.